===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                         ______________________________

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ________)


Filed by the registrant                           [X]
Filed by party other than the registrant          [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6 (e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ____________________

                              BMC INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                              ____________________

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a6(i)(4) and
         0-11.

         1     Title of each class of securities to which transaction applies:
               ............................................................
         2     Aggregate number of securities to which transaction applies:
               ............................................................
         3     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               ............................................................
         4     Proposed maximum aggregate value of transaction:
               ............................................................
         5     Total fee paid:
               ............................................................

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1     Amount Previously Paid:
               ............................................................
         2     Form, Schedule or Registration Statement No.:
               ............................................................
         3     Filing Party:
               ............................................................
         4     Date Filed:
               ............................................................

===============================================================================

                                      BMC
                                INDUSTRIES, INC.
                              TWO APPLETREE SQUARE
                          MINNEAPOLIS, MINNESOTA 55425

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1996

                            ------------------------

TO THE STOCKHOLDERS OF BMC INDUSTRIES, INC.:

    The Annual Meeting of Stockholders of BMC Industries, Inc. will be held at the Atrium Center, 3105 East 80th Street, Bloomington, Minnesota on Thursday, April 25, 1996 at 10:00 a.m. local time, for the following purposes:

    1.  To elect three directors for a term of two years;

    2. To transact such other business as properly may be brought before the meeting or any adjournments thereof.

    The close of business of March 1, 1996 has been fixed as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          Michael P. Hawks
                                          SECRETARY

March 22, 1996

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING, AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

                                      BMC
                                INDUSTRIES, INC.
                              TWO APPLETREE SQUARE
                          MINNEAPOLIS, MINNESOTA 55425

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                  INTRODUCTION

    This proxy statement, which is first being mailed to stockholders on March 22, 1996, is furnished in connection with the solicitation by the Board of Directors of BMC Industries, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Atrium Center, 3105 East 80th Street, Bloomington, Minnesota on Thursday, April 25, 1996, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments thereof (the "Meeting"). The Company's 1995 Annual Report to Stockholders has been mailed to the stockholders but is not to be considered a part of the proxy soliciting materials.

    The accompanying proxy is enclosed for your use. You are solicited on behalf of the Board of Directors of the Company (the "Board") to MARK, SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE. The proxy is revocable at any time before it is used at the Meeting. A proxy may be revoked by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Meeting and voting in person. The shares represented by proxies received by the Board will be voted at the Meeting.

    The cost of soliciting proxies will be borne by the Company. Officers, directors and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversation, telephone or otherwise. The Company may reimburse brokerage firms and others for expenses incurred in forwarding solicitation material to the beneficial owners of the Company's common stock ("Common Stock").

                                VOTING OF SHARES

    Only holders of Common Stock of record at the close of business on March 1, 1996 (the "Record Date") will be entitled to vote at the Meeting. On March 1, 1996, the Company had 27,253,294 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting (13,626,648 shares as of March 1, 1996) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Meeting for purposes of determining a quorum, without regard to whether the card reflects votes against director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    The election of a nominee for director requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Shares represented by a proxy card that includes broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINATION

    The Company's Articles provide that the Board shall consist of not less than three nor more than 17 members, as determined from time to time by the Board of Directors, divided into two classes of as nearly equal size as possible. The term of each class of directors is two years, and the term of one class expires each year in rotation. The Board currently consists of seven (7) directors, with the terms of four present members of the Board expiring as of the Meeting. The terms of the remaining three members of the Board will not expire this year, but rather will expire as indicated below.

    During 1995, the Board welcomed one new member to the Board of Directors. The Board elected Harry A. Hammerly as a director effective November 8, 1995, with a term expiring as of the Meeting. Mr. Richey is not running for re-election to the Board. The Company wishes to extend to Mr. Richey its sincere gratitude for his many years of service. As a result of Mr. Richey's decision not to stand for re-election at the meeting, the Board has determined that there will be six (6) directors of the Company for the ensuing year. The Board has nominated Lyle D. Altman, Paul B. Burke and Harry A. Hammerly to serve as directors of the Company for terms of two years, expiring at the 1998 Annual Meeting of Stockholders, or until their successors are elected and qualified.

    The Board recommends a vote FOR the election of Messrs. Altman, Burke and Hammerly. Election requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Meeting). In the absence of other instructions, the proxies will be voted FOR the election of the nominees. If the Board should learn prior to the Meeting that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for that nominee will be voted for such substitute nominee as may be selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT DIRECTORS AND NOMINEES

    The following table gives certain information concerning the Company's directors, including this year's nominees.

    NAMES OF DIRECTORS                                                                                            DIRECTOR
       AND NOMINEES                                  PRINCIPAL OCCUPATION                               AGE         SINCE
--------------------------  ----------------------------------------------------------------------      ---      -----------
NOMINEES FOR A TWO-YEAR TERM EXPIRING IN 1998:
Lyle D. Altman              Former  Chairman  of the  Board of  Network Systems  Corporation (data          65         1983
                             communications equipment)

Paul B. Burke               Chairman of the Board,  President and Chief  Executive Officer of  BMC          40         1991
                             Industries, Inc.

Harry A. Hammerly           Retired Executive Vice President of 3M Company                                  62         1995

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 1997:
John W. Castro              President   and  Chief   Executive  Officer   of  Merrill  Corporation          47         1994
                             (financial printing)

Joe E. Davis                Private Investor;  former President  and  Chief Executive  Officer  of          61         1982
                             National  Health  Enterprises, Inc.;  former  Chairman of  the Board,
                             Linear Corporation

Dr. Richard A. Swalin       Professor Emeritus  of  Materials  Science  &  Technology  Management,          67         1993
                             University  of  Arizona;  Retired  Vice  President  of  Research  and
                             Development, Allied-Signal Corp.

    Except as indicated below, there has been no change in the principal occupations or employment during the past five years for the directors or nominees for election as directors.

    On March 7, 1995, Mr. Altman resigned as Chairman of the Board of Network Systems Corporation ("NSC") in connection with Storage Technology Corporation's acquisition of NSC. From September 1, 1993 to March 7, 1995, Mr. Altman served as interim Chief Executive Officer of NSC. Mr. Altman previously served as President and Chief Executive Officer of NSC until October, 1991, and as its Chief Executive Officer until April, 1992.

    Mr. Burke has been President of the Company since May, 1991, and he has served as its President and Chief Executive Officer since July, 1991. Mr. Burke has also served as Chairman of the Board since May, 1995. Mr. Burke joined the Company as Associate General Counsel in June, 1983 and became Vice President, Secretary and General Counsel in August, 1985. In November, 1987, he was appointed Vice President, Ft. Lauderdale Operations of the Company's Vision-Ease Lens division and in May, 1989 he was appointed President of Vision-Ease Lens.

    Mr. Hammerly retired from 3M Company in July, 1995. He served in various positions with 3M Company from June, 1955 to July, 1995, most recently as Executive Vice President, International Operations.

    Since 1984, Dr. Swalin has served in various positions with the University of Arizona. Dr. Swalin was a member of the Company's Board of Directors from 1973-1977 and from 1983-1991.

    The following Board members also serve as directors of the designated public companies: Mr. Burke, Apogee Enterprises, Inc.; Mr. Castro, Merrill Corporation; Mr. Davis, Wilshire Technologies, Inc. and American Variable Insurance Series; Mr. Hammerly, 3M Company, Apogee Enterprises, Inc., Cincinnati Milacron, Inc. and The Geon Company; and Dr. Swalin, Medtronic, Inc.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

    COMMITTEES. The business and affairs of the Company are managed by the Board, which met seven (7) times in 1995. The Board maintains several standing committees, including Audit, Compensation, Finance and Nominating Committees. The Audit Committee oversees the Company's Internal Audit Department and the provision of outside audit services. It met two (2) times in 1995. The

Compensation Committee recommends the compensation of the Chief Executive Officer; reviews and approves compensation for all elected executive officers; reviews, approves and modifies all general compensation matters; and, sets the terms of, and grants awards under, the Company's 1994 Stock Incentive Plan and any other incentive plans. The Compensation Committee met three (3) times during 1995. The Finance Committee approves the Company's dividends payable to stockholders and reviews the Company's long-range financing plan. The Finance Committee met five (5) times during 1995. The Nominating Committee is authorized to identify, evaluate and nominate persons for election to the Board and to make recommendations to the Board with respect to such persons. The Nominating Committee will consider nominees recommended by stockholders if submitted in writing to the Committee Chair. The Company's Restated Bylaws also permit any stockholder entitled to vote for the election of directors to make nominations directly, without first recommending the nominee to the Nominating Committee. Under the Restated Bylaws, any such nomination made by a stockholder must be made by written notice to the Company's Secretary not less than 120 days prior to the Annual Meeting of Stockholders or special meeting called for the election of directors (as the case may be). The motion must include each nominee's name, age, business address and residence address, principal occupation, and beneficial share ownership, together with the class of directors to which the nominee is being nominated and such other information as would be required in a proxy solicitation concerning the nominee under the Securities and Exchange Commission's proxy rules. The Nominating Committee met two (2) times in 1995.

    The Audit, Compensation, Finance and Nominating Committees are presently comprised of the following incumbent directors of the Company:

           AUDIT                     COMPENSATION                   FINANCE                   NOMINATING
         COMMITTEE                     COMMITTEE                   COMMITTEE                  COMMITTEE
---------------------------  -----------------------------  ------------------------  --------------------------
Lyle D. Altman (Chair)       S. Walter Richey (Chair)       Joe E. Davis (Chair)      Dr. Richard A. Swalin
Joe E. Davis                 John W. Castro                 Lyle D. Altman            (Chair)
Harry A. Hammerly            Dr. Richard A. Swalin          S. Walter Richey          John W. Castro
                                                                                      Harry A. Hammerly

    DIRECTORS' FEES. As an employee of the Company, Mr. Burke is not paid a director's fee. Non-employee directors are paid an annual retainer of $12,000, $800 per Board meeting attended and $800 ($850 in the case of the committee Chair) per committee meeting attended.

    DIRECTORS' DEFERRED COMPENSATION PLAN. On December 7, 1984, the Board of Directors adopted the Directors' Deferred Compensation Plan (the "Deferred Plan"), which is administered by the Secretary of the Company in conjunction with the Human Resources Department. Each non-employee member of the Board of Directors may elect to participate and defer his or her receipt of the fees described above. The amount of each participating director's compensation deferred under the Deferred Plan is credited to a separate bookkeeping account in the director's name. Participants may elect to have compensation credited to the "BMC Stock Performance" account ("Stock Account") or the "Interest Income" account ("Interest Account"). Compensation credited to the Stock Account is converted into share equivalents of Common Stock ("Phantom Stock") and each participant is entitled to additional Stock Account credits for dividends (if any) paid with respect to corresponding shares of BMC Common Stock during the year. The value of Phantom Stock credited to the Stock Account, and, consequently, the value of a participating director's account, increases or decreases depending on the market performance of the Common Stock. Compensation credited to the Interest Account earns interest computed on the beginning balance each quarter at an annual rate equal to the effective cost of borrowing under the Company's revolving credit agreements in effect during the quarter. Amounts credited to participating directors' accounts are payable in cash in a lump sum or in two to ten annual installments, at the option of the participant, upon termination from the Board of Directors. During the past three years, $74,232 was deferred under the Deferred Plan by all current directors who are not executive officers, as a group (6 persons).

    NON-EMPLOYEE DIRECTOR STOCK OPTIONS. On December 10, 1993, the Board adopted the 1994 Stock Incentive Plan (the "1994 Plan") and the stockholders approved the 1994 Plan on May 5, 1994. The 1994 Plan provides for automatic non-qualified option grants to the Company's non-employee directors. In accordance with the terms of the 1994 Plan, new non-employee directors of the Company who are first elected or appointed to the Board of Directors to fill new directorships or vacancies will be automatically granted on a one-time basis on the date of their election or appointment, non-qualified options to purchase 20,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date of grant. The 1994 Plan further provides that on the date of each subsequent Annual Meeting of Stockholders, each non-employee director will automatically be granted additional options to purchase 4,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Each option becomes excercisable in full three years after the date of grant and terminates five years after its date of grant. If a non-employee director ceases to serve as a director for any reason, all options held by such director will continue to become exercisable and expire in accordance with their original terms.

    In 1995, all of the incumbent directors attended 75% or more of the aggregate meetings of the Board and all such committees on which they served.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    Set forth in the following table is information, as of March 1, 1996 (unless otherwise indicated), pertaining to persons who, to the best of the Company's knowledge, owned beneficially more than five percent (5%) of the outstanding Common Stock of the Company. Also set forth below is information with respect to shares of the Common Stock beneficially held by the Company's directors and the Company's executive officers named in the "Summary Compensation Table", which appears below under the heading "Executive Compensation", and for all directors and executive officers as a group.

                                                          SHARES OF COMMON STOCK
                                                          BENEFICIALLY OWNED(1)
                                                      ------------------------------
                                                                          PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER               AMOUNT         OF CLASS
----------------------------------------------------  ----------------  ------------
Neuberger & Berman L.P.                                  1,635,080(2)         6.07%
605 Third Avenue
New York, NY 10158-3698
FMR Corp.                                                1,361,400(3)         5.05
82 Devonshire Street
Boston, MA 02109-3614
Lyle D. Altman                                              28,000(4)            *
Paul B. Burke                                              846,352(5)         3.06
John W. Castro                                               8,000               *
Joe E. Davis                                               136,000(6)            *
John L. Gburek                                              36,555(7)            *
Harry A. Hammerly                                            1,000               *
Michael P. Hawks                                           111,296(8)            *
Merle D. Kerr                                              282,595(9)         1.03
Terry R. Nygaard                                            45,735(10)           *
S. Walter Richey                                            28,000(4)            *
Richard A. Swalin                                            6,000               *
All Directors and Executive Officers as a group (11      1,529,533(11)        5.48
persons)

------------------------
* = less than 1%.

 (1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Unless otherwise noted, share amounts and percentages are as of March 1, 1996. Shares not outstanding but deemed beneficially owned by an individual or by members of the group (as the case may be) by virtue of a right to acquire them within 60 days upon the exercise of options are treated as outstanding for purposes of determining the percent beneficially owned by the individual or the group.

 (2) As set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 1996, Neuberger & Berman L.P. (Neuberger), a registered investment adviser, is deemed to have beneficial ownership as of December 31, 1995 of 1,635,080 shares. As reported in the Schedule 13G, Neuberger possesses sole voting power with respect to 837,500 of such shares, shared voting power with respect to 368,400 of such shares and shared dispositive power with respect to all 1,635,080 shares.

 (3) As set forth in a Schedule 13G, dated February 14, 1996, filed with the Securities and Exchange Commission and reflecting such entity's beneficial ownership as of December 31, 1995, 1,361,400 shares are beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR"), and an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940 and adviser to several investment companies registered under the Investment Company Act of 1940 (the "Funds"). Edward C. Johnson 3d, the Chairman of FMR, owns 12.0%, and Abigail P. Johnson owns 24.5%, of the outstanding voting common stock of FMR. Various Johnson family members, through their ownership of voting common stock and the execution of a family stockholders' voting agreement, form a controlling group with respect to FMR. Edward C. Johnson 3d, FMR and the Funds each have sole power to dispose of the 1,361,400 shares owned by the Funds. The power to vote and direct the voting of the shares owned by the Funds is held by the Funds, through guidelines established by the Funds' Boards of Trustees.

 (4) Includes 8,000 shares that the director has the right to acquire within 60 days upon the exercise of options.

 (5) Includes 439,600 shares that Mr. Burke has the right to acquire within 60 days upon the exercise of options; 400 shares held indirectly as custodian for Mr. Burke's minor son; and 14,247 shares allocable to Mr. Burke as of December 31, 1995 in connection with his participation in the Company's 401(k) savings plan.

 (6) Includes 4,000 shares that Mr. Davis has the right to acquire within 60 days upon the exercise of options.

 (7) Includes 555 shares allocable to Mr. Gburek as of December 31, 1995 in connection with his participation in the Company's 401(k) savings plan.

 (8) Includes 22,000 shares that Mr. Hawks has the right to acquire within 60 days upon the exercise of options and 12,816 shares allocable to Mr. Hawks as of December 31, 1995 in connection with his participation in the Company's 401(k) savings plan.

 (9) Includes 163,000 shares that Mr. Kerr has the right to acquire within 60 days upon the exercise of options and 15,595 shares allocable to Mr. Kerr as of December 31, 1995 in connection with his participation in the Company's 401(k) savings plan.

(10) Includes 11,795 shares allocable to Mr. Nygaard as of December 31, 1995 in connection with his participation in the Company's 401(k) savings plan.

(11) Includes 400 shares held indirectly by an officer as custodian for a minor child. Includes 636,600 shares not outstanding but deemed beneficially owned by members of the group by virtue of a right to acquire them within 60 days upon the exercise of options. Includes 55,008 shares allocable as of December 31, 1995 to executive officers (5 persons) in connection with their participation in the Company's 401(k) savings plan.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    THE COMMITTEE. The Compensation Committee of the Company's Board of Directors (the "Committee") is comprised entirely of non-employee directors and administers the Company's executive compensation program. See "Information About the Board and its Committees" for a more complete description of the functions of the Compensation Committee.

    COMPENSATION  PHILOSOPHY.   The Company's  executive compensation  policy is
intended  to  support  the  achievement   of  the  Company's  desired   economic
performance by:

    - Providing compensation that will attract and retain superior talent and reward performance; and

    - Aligning executive  officers'  interests  with the  Company's  success  by
      linking   both  annual  incentive  compensation  and  long-term  incentive compensation with the Company's success in achieving performance goals.

    The executive compensation policy adopted by the Company, as approved by the Committee, provides for an overall level of potential compensation that is at a median level of competitiveness with manufacturing companies of comparable size. The Committee, in reviewing compensation matters, consults with the Company's Director of Compensation and Benefits and, as appropriate, independent compensation consultants. The Committee makes use of a variety of independently available compensation surveys, each of which provide compensation data for well over 100 companies, including many of the companies in the S&P 500 and S&P Manufacturing (Diversified Industries) indices used in the Company's performance graph. See "Executive Compensation -- Comparative Stock Performance". The compensation surveys used by the Committee report compensation data for like-sized manufacturing companies and provide statistical analyses that predict median compensation rates at profit and revenue levels comparable to the Company. Actual individual compensation levels for officers of the Company may be greater or less than median competitive levels, based upon annual and long-term Company performance as well as individual performance. The Compensation Committee, at its discretion, sets executive compensation at levels which it judges are justified by external, internal, or other circumstances.

    COMPLIANCE WITH FEDERAL TAX LEGISLATION. The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), which generally precludes the Company and other public companies from taking a tax deduction for compensation over $1 million which is not "performance-based" and is paid, or otherwise taxable, to executives named in the Summary Compensation Table and employed by the Company at the end of the applicable tax year. No named executive is likely to earn over $1 million in 1996 as defined in the Code. The Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but continues to monitor the situation.

    ELEMENTS OF EXECUTIVE OFFICER COMPENSATION POLICY. The Company's executive officer compensation policy is comprised of base salary, annual management incentive compensation in the form of cash, long-term incentive compensation in the form of stock options and/or restricted stock awards, and various other benefits, including both medical, retirement and other benefit plans generally available to employees of the Company and also certain perquisites available only to executive officers (as described more fully below).

    BASE SALARY. Base salary levels for the Company's executive officers, including the Chief Executive Officer, are generally set at or below median levels of competitiveness compared to manufacturing companies of similar size and profitability. In determining individual salaries, in addition to the comparison with similar companies, the Committee also takes into consideration individual experience and performance, as well as competitive and comparable data related to the executive officer's specific areas of expertise. As a matter of philosophy, the Company does not emphasize base salaries in an executive's total compensation package.

    ANNUAL INCENTIVE COMPENSATION. Under the Company's management incentive bonus plan (the "Bonus Plan"), executive officers and key employees of the Company, designated by the Chief Executive Officer, may receive cash bonus awards after the close of the fiscal year if the Company achieves financial performance goals set by the Board for that year. Target bonus rates of a percentage of base salary are established for each executive officer, depending upon the individual's level of responsibility and the median level of incentive compensation opportunity offered by like-sized manufacturing companies as reported in salary surveys. In 1995, the Company achieved performance beyond established financial performance goals. Accordingly, executive officers were eligible to receive the maximum bonus under the Bonus Plan for 1995.

    LONG-TERM INCENTIVE COMPENSATION. On December 10, 1993, the Company's Board of Directors approved the 1994 Plan which subsequently was approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders. The 1994 Plan provides for grants to eligible employees of the Company of stock options, restricted stock awards, performance units, stock bonuses and stock appreciation rights. The Committee has the discretion to select participants, the type of award and the terms and conditions for each award, to the extent not otherwise fixed by the terms of the 1994 Plan. Awards under the 1994 Plan are intended to align management and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, and to enable executives to develop and maintain an equity position in the Company.

    The Committee does not rely on any single formula in determining the size of grants or selecting recipients, but considers relevant median level competitive data, the potential and performance of the recipient, grants made in prior years and options which remain outstanding.

    OTHER BENEFITS. The Company provides medical and retirement benefits to executive officers that are generally available to Company employees, including participation in medical and dental benefit plans, a qualified 401(k) employee savings plan and a qualified defined contribution profit-sharing plan. In addition, the Company offers executive officers and other key management employees a nonqualified benefit equalization plan which is designed to restore benefits that would otherwise be lost due to limits imposed by IRS code Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Code. The Company also offers executive officers certain executive perquisites which may be deemed to be a personal benefit or constitute compensation to such executive officers, including (for example) the use of leased automobiles, reimbursement for club membership dues, tax preparation services, annual physical examinations and supplemental health insurance. The Company provides an interest rate supplement to executive officers who obtain commercial loans to pay the cost of exercising stock options or of acquiring shares of the Company's stock in the open market. In addition, the Company offers interest-free loans to employees to facilitate the exercise of stock options. See "Certain Transactions."

    CHIEF EXECUTIVE OFFICER COMPENSATION. Base salary, incentive compensation awards, and other compensation paid to Mr. Burke, as well as stock option awards made to Mr. Burke during his tenure as an executive officer, are consistent with the design of the overall program described above, and are shown in the tables below. The potential value of Mr. Burke's compensation package is designed to "pay for results" by placing a high degree of pay at risk and by providing significant emphasis on stockholder value through the granting of stock options. Annual incentive compensation is targeted at 50% of his base salary with a maximum of 75%. Benefits and perquisites are not emphasized and are set at or below median levels of competitiveness. Mr. Burke's base salary and his stock option awards are determined after a review of competitive compensation compiled by independent consultants and after taking into account the Company's performance under his leadership. The Company's performance is measured against financial goals for earnings, earnings per share and cash flow. Other measurements used to evaluate Mr. Burke are stock price performance and soundness of strategic operating plans. Mr. Burke's 1995 base salary remains the same as his 1994 base salary. Because the Company significantly exceeded its financial goals for 1995 as defined by the Company's Bonus Plan, Mr. Burke received a bonus equal to 75% of his 1995 base salary.

Members of the Compensation Committee
S. Walter Richey, Chairman
John W. Castro
Dr. Richard A. Swalin

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years to the total cumulative return on the S&P 500 Index and the S&P Manufacturing (Diversified Industries) Index over the same period, assuming a $100 investment in Common Stock and each such index on December 31, 1990 and reinvestment of all dividends (if any).

                                                           S & P MANUFACTURING
             BMC INDUSTRIES, INC.        S & P 500         (DIVERS. INDUSTRIES)
             --------------------   --------------------   --------------------
Dec-90                100.00                     100.00            100.00
Dec-91                783.37                     122.78            154.30
Dec-92                865.84                     121.36            148.49
Dec-93               1262.12                     122.63            149.13
Dec-94               1941.28                     223.59            156.43
Dec-95               2338.33                     234.93            156.39

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table describes the cash and non-cash compensation for each of the last three fiscal years of the Company's Chief Executive Officer and its four other executive officers whose annual salary and bonus for 1995 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                          -------------
                                                                                             AWARDS
                                                        ANNUAL COMPENSATION(1)            -------------
                                              ------------------------------------------   SECURITIES
                                                                          OTHER ANNUAL     UNDERLYING       ALL OTHER
                                                SALARY      BONUS(2)    COMPENSATION(3)    OPTIONS(4)    COMPENSATION(5)
   NAME AND PRINCIPAL POSITION       YEAR         ($)          ($)            ($)              (#)             ($)
---------------------------------  ---------  -----------  -----------  ----------------  -------------  ----------------
Paul B. Burke                           1995  $   250,000  $   187,500     $   73,357                0      $   67,012
 Chairman of the Board,                 1994      250,000      187,500         78,055                0          67,046
 President and CEO                      1993      220,000      165,000         48,250          400,000          58,757
Merle D. Kerr,                          1995      155,000       81,375         73,528           40,000          38,130
 Former Senior Vice                     1994      155,000       81,133         46,253                0          38,164
 President of Finance                   1993      143,000       75,075         34,075           40,000          35,113
 and Administration and Chief
 Financial Officer (6)
Michael P. Hawks                        1995      109,538       45,369         26,043           40,000          25,194
 Vice President of                      1994      100,000       37,438         24,000                0          22,399
 Finance &                              1993       95,700       35,888         18,267           20,000          21,241
 Administration, Chief Financial
 Officer and Secretary (7)
John L. Gburek,                         1995      114,789       36,879          5,768                0          27,333
 Vice President of                      1994      --           --              --              --               --
 Corporate Development (8)              1993      --           --              --              --               --
Terry R. Nygaard,                       1995       93,000       34,875         20,796                0          20,607
 Vice President of Taxes (9)            1994       91,269       34,226         22,073                0          19,845
                                        1993       85,231       27,808         10,715           40,000          17,857

------------------------
(1) Annual compensation (including compensation deferred at the election of the named executive officer pursuant to qualified benefit plans) is included in the appropriate category in the year earned.

(2) Bonuses are included in the year earned. Under the Company's management incentive bonus plan, bonuses earned during any given fiscal year are paid to participants by April of the following year.

(3) Includes the value of all perquisites and personal benefits provided by the Company to the named individuals, including the use of leased automobiles, reimbursement of club membership dues, tax preparation services, physical examinations, supplemental health insurance and an interest rate supplement related to the exercise of stock options or the acquisition of shares in the open market. For the purposes of this table, the above mentioned perquisites and benefits were valued at their incremental cost to the Company, not on the taxable benefit derived by the named individuals. In addition, the Company permits executive officers to exercise stock options and pay any related income taxes due through interest-free loans from the Company. See "Certain Transactions" below. The value of such interest-free loans was determined by calculating the interest imputed on such loans for the applicable year at the applicable federal rate provided by the Code. Specific perquisites or personal benefits exceeding 25% of the total reported for each of the named individuals were as follows:

    (a) Mr. Burke: Leased  auto, $15,681, $31,581 and  $20,887 for fiscal  1995,
       1994 and 1993, respectively; imputed interest on interest free loans, $44,143 and $32,805 for fiscal 1995 and 1994, respectively.

    (b) Mr. Kerr: Moving expenses, $31,756 for fiscal 1995; leased auto, $12,271, $13,305 and $12,022 for fiscal 1995, 1994 and 1993, respectively; imputed interest on interest free loans, $13,107 and $17,973 for fiscal 1995 and 1994, respectively.

    (c)  Mr. Hawks: Leased  auto, $12,166, $12,544 and  $11,730 for fiscal 1995,
       1994 and 1993, respectively; imputed interest on interest free loans, $8,362 for fiscal 1995.

    (d) Mr. Gburek: Leased auto, $3,965 for fiscal 1995; imputed interest on interest free loans, $4,518 for fiscal 1995.

    (e) Mr. Nygaard: Leased auto, $11,638, $12,089 and $7,364 for fiscal 1995, 1994 and 1993, respectively.

(4) The number of shares have been adjusted, where appropriate, for a two-for-one stock split in both 1994 and 1995.

(5) Includes contributions made and to be made by the Company to the Company's qualified 401(k) savings plan, qualified profit sharing plan and nonqualified benefit equalization plan on behalf of the named individuals for services performed in fiscal 1995, as follows:

    (a) Mr. Burke: Savings plan, $3,000; profit sharing plan, $18,000; benefit equalization plan, $46,012.

    (b) Mr. Kerr: Savings plan, $3,000; profit sharing plan, $18,000; benefit equalization plan, $17,130.

    (c) Mr. Hawks: Savings plan, $5,278; profit sharing plan, $15,900; benefit equalization plan, $4,016.

    (d) Mr. Gburek: Savings plan, $4,170; profit sharing plan; $16,830; benefit equalization plan, $6,333.

    (e) Mr. Nygaard: Savings plan, $7,634; profit sharing plan, $12,973.

(6) Mr. Kerr resigned from his position as Senior Vice President of Finance and Administration and Chief Financial Officer on August 3, 1995 to become General Manager of Buckbee-Mears Europe GmbH, the Company's wholly-owned German subsidiary.

(7) Mr. Hawks became Vice President of Finance and Administration, Chief Financial Officer and Secretary on August 7, 1995, prior to which he was Treasurer and Secretary.

(8) Mr. Gburek became Vice President of Corporate Development on August 2, 1995, prior to which he was General Manager of Buckbee-Mears St. Paul.

(9) Mr. Nygaard became Corporate Controller on May 6, 1993. He resigned from that position on January 29, 1996 to become Vice President of Taxes.

OPTION GRANTS AND EXERCISES

    The following tables summarize options granted to and exercised by the executive officers named in the Summary Compensation Table above during fiscal 1995 and the potential realizable value of the options held by those individuals at year-end 1995.

                          OPTION GRANTS IN FISCAL 1995

                                        INDIVIDUAL GRANTS
                       ---------------------------------------------------
                                     % OF TOTAL                              GRANT DATE
                        NUMBER OF      OPTIONS                                VALUE (1)
                       SECURITIES    GRANTED TO                             -------------
                       UNDERLYING   EMPLOYEES IN   EXERCISE OR               GRANT DATE
                         OPTIONS       FISCAL      BASE PRICE   EXPIRATION  PRESENT VALUE
        NAME           GRANTED (#)     1995(2)      ($/SH)(3)      DATE          ($)
---------------------  -----------  -------------  -----------  ----------  -------------
Paul B. Burke                   0             0        --           --           --
Merle D. Kerr              40,000(4)        13.3%  $   12.4375     7/11/00   $   262,000
Michael P. Hawks           40,000(5)        13.3       12.4375     7/11/05       356,400
John L. Gburek                  0             0        --           --           --
Terry R. Nygaard                0             0        --           --           --

------------------------
(1) Present value determinations were made using the Black-Scholes option pricing model. The assumptions used in the model are dependent on the date of option grant. The assumptions used included expected volatility of .54, risk-free rate of return of 5.52% - 6.16%, dividend yield of .000625% and time to exercise of five years for Mr. Kerr and ten years for Mr. Hawks. These determinations are not intended to forecast future appreciation, if any, of the Common Stock. Actual gains (if any) on stock option exercises are dependent upon the Company's future performance and the performance of its Common Stock, overall market conditions, and the executives continued employment with the Company through the vesting dates of the respective option grants.

(2) All option grants were under the Company's 1994 Plan.

(3) Fair market value of the Company's Common Stock on the date of grant.

(4) Options were granted on July 11, 1995 and become exercisable in three equal annual installments commencing on July 11, 1996. Reflects a two-for-one stock split in 1995.

(5) Options were granted on July 11, 1995 and become exercisable in five equal annual installments commencing on July 11, 1997. Reflects a two-for-one stock split in 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                      NUMBER OF SECURITIES
                         SHARES                      UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                       ACQUIRED ON      VALUE           OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                        EXERCISE      REALIZED             YEAR-END(#)             AT FISCAL YEAR-END($)
        NAME            (#)(1)(2)      ($)(3)      EXERCISABLE/UNEXERCISABLE(2) EXERCISABLE/UNEXERCISABLE(4)
---------------------  -----------  -------------  ---------------------------  ---------------------------
Paul B. Burke             105,000   $   1,435,000         519,600/475,000           $10,804,302/$9,176,383
Merle D. Kerr              10,000         138,125         158,000/127,000             3,344,007/2,188,807
Michael P. Hawks           16,000         112,500          26,000/64,000                536,310/894,624
John L. Gburek             20,000         117,500           6,000/114,000               110,344/1,965,428
Terry R. Nygaard            5,000          30,781           4,000/26,000                 73,562/495,186

------------------------
(1) Under the 1994 Plan, the exercise price of options may be paid in cash or, at the Compensation Committee's discretion, in shares of Common Stock valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The exercise price may also be paid with an interest free loan from the Company pursuant to the BMC Stock Option Exercise Loan Program (the "BMC Loan Program"). See "Certain Transactions" for a more detailed description of the BMC Loan Program.

(2) The  number  of  shares  have  been  adjusted,  where  appropriate,  for   a
    two-for-one stock split in both 1994 and 1995.

(3) Market value of underlying securities on date of exercise, minus the exercise price.

(4) Based on the closing price of the Common Stock on the New York Stock Exchange -- Composite Transactions at December 31, 1995 ($23.25), minus the exercise price.

OFFICER AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    Each of Messrs. Burke, Kerr, Hawks, Gburek and Nygaard have entered into change of control agreements (the "Agreements") with the Company in the form described immediately below.

    Under the Agreements, termination of an individual executive officer's employment with the Company in connection with any change of control triggers severance benefits. A "change of control" includes the sale, lease or other transfer of substantially all of the assets of the Company; a stockholder approved dissolution or liquidation; a change of control reportable to the Securities and Exchange Commission on Form 8-K; acquisition by any person of 50% or more of the Company's voting stock; or, a change in composition of the Company's Board of Directors, such that current directors cease to constitute a majority (but only if the nominations of the newly elected members were not approved by the current directors). With the exception of payments to Mr. Gburek, severance benefits payable under the Agreements consist of three years' base salary, payable in the form of a lump sum payment of one year's base salary and a payout of the remainder over 24 months. Mr. Gburek's severance benefits payable under his Agreement consist of one year's base salary payable in 12 monthly payments. The monthly payments under all of the Agreements are reduced to the extent of any base salary received as a result of subsequent employment, but the terminated executive officer has no duty to seek subsequent employment. In the event the standard severance benefits constitute an excess parachute payment under the rules of the Internal Revenue Service, severance benefits will be reduced to an amount equal to the severance payment amount less the amount required to avoid any excise tax. Under the Agreements, each executive officer remains employed by the Company for a six-month period following any change of control. During that period, he or she may resign for "good reason" and receive contractual severance benefits. "Good reason" includes adverse changes in compensation and/or duties, forced relocation to a new locale, or the Company's failure to continue to provide benefit plans equivalent to those offered by the Company prior to the change of control. At the end of the six-month period, the executive has a 30-day period in which to decide whether to remain employed by the successor; during that period, the executive may elect to terminate employment, with or without good reason, and receive contractual severance benefits. Any termination by the successor during the above periods without good cause, or by the Company prior to a change in control at the insistence of an acquiror, also triggers severance benefits. "Good cause" includes (i) willful and continued failure to perform duties or (ii) conviction of a felony or gross misdemeanor materially injurious to the Company. Death or attainment of age 65 prior to the end of the period during which monthly payments are made ends all further obligations of the Company.

    To the extent not already exercisable, options also become immediately exercisable under the 1994 Plan in the event of any "change in control." For purposes of the 1994 Plan, a "change in control" of the Company means the following (a) the sale or other transfer of substantially all of the assets of the Company; (b) the liquidation or dissolution of the Company; (c) a merger or consolidation involving the Company if (i) less than 50% of the voting stock of the surviving company is held by persons who were stockholders of the Company immediately before the merger or consolidation, or (ii) less than 80% of the voting stock of the surviving company is held by persons who were stockholders of the Company immediately prior to the merger or consolidation without the prior approval of the continuity directors of the Company (directors as of December 10, 1993 and additional directors nominated or elected by a majority of the "continuity directors"); (d) ownership by any person or group of 50% or more of the Company's voting stock, or 20% or more of the Company's voting stock without the prior approval of the continuity directors;
(e) the continuity directors ceasing to  constitute a majority of the Board;  or
(f) any change of control that is required to be reported on Form 8-K.

    Under the Company's 1984 Omnibus Stock Program, which terminated pursuant to its terms on January 10, 1994, if any person makes a successful tender or exchange offer for the Common Stock of the Company that the Board opposes or does not affirmatively recommend, then (i) all incentive stock options, and non-qualified options with respect to which no stock appreciation rights have been granted, will become immediately exercisable, (ii) all non-qualified options with respect to which stock appreciation rights have been granted and which have been outstanding for at least six months, will become immediately exercisable, provided that exercise may only take place during certain periods following the public release of certain financial reports by the Company, and
(iii) all restrictions on any outstanding restricted stock awards will immediately lapse.

    To the extent not already vested, all benefits under the Company's Profit Sharing Plan 1994 Revision (the "Profit Sharing Plan") and Savings Plan 1994 Revision (the "Savings Plan") become fully vested in the event of any "change in control." For purposes of the Profit Sharing Plan and Savings Plan, a change in control of the Company means the following: (a) the sale or other transfer of substantially all of the assets of the Company; (b) the liquidation or dissolution of the Company; (c) a person becomes the beneficial owner of 50 percent or more of the voting power of the outstanding securities of the Company; (d) individuals who constitute "incumbent directors" (directors as of January 1, 1994 and additional directors nominated or elected by a majority of the "incumbent directors") cease to constitute at least a majority of the Board; or (e) any change in control that is required to be reported under Section 13 or 15(d) of the Securities Exchange Act of 1934.

                              CERTAIN TRANSACTIONS

    Effective April 22, 1993 (and as amended on December 14, 1994), the Company adopted the BMC Loan Program pursuant to which employees can borrow money from the Company, generally on an interest-free basis, to exercise the Company's stock options and to pay any related income taxes due. The shares obtained upon exercise of the underlying stock options are held by the Company as collateral for the loan. The purpose of the BMC Loan Program is to facilitate the exercise of stock options, to encourage share ownership by employees, to minimize tax consequences to key employees, and to minimize the need to sell shares in the open market to pay income taxes due upon the exercise of options. Approval of the loans are subject to the sole and absolute discretion of the Committee.

    The total amount that any employee may borrow under the program is determined by the Committee but may not exceed the following: (i) for the first loan request, 100% of the exercise price of the option, plus 100% of the state and federal income taxes actually paid within 15 months of such exercise on any income recognized by reason of such exercise and (ii) for any subsequent loan, the lesser of (a) 100% of the exercise price of the option, plus 100% of the state and federal income taxes actually paid within 15 months of such exercise on any income recognized by reason of such exercise or (b) the amount that, when added to the principal amount of all outstanding loans under the BMC Loan Program, will not exceed 60% of the market value of all of the Company's stock pledged as collateral by the employee immediately following the loan or (c) eight times the employee's then current base salary. Notwithstanding the foregoing criteria, no loan may be made which would cause the aggregate amount of principal and accrued interest outstanding under all loans to an employee exceed 100% of the market value of all of the Company's stock pledged as collateral by that employee under the BMC Loan Program.

    The loans made to employees under the BMC Loan Program are made on an interest-free basis with respect to all amounts advanced to pay the option exercise price. The loans are also interest-free with respect to the amounts advanced to pay income taxes, but only to the extent that the aggregate principal amount attributable to tax payments is not greater than two times the employee's base annual compensation plus target bonus (the "Interest Free Loan Amount"). The applicable interest rate for the amounts in excess of the Interest Free Loan Amount is the rate applicable under any short-term borrowings by the Company or, if the Company has no such borrowings, the interest rate payable to the Company under its short-term money market investments. Upon termination of the employee's employment, the loan must be repaid within 45 days or such longer period as the Committee may determine. Upon the death or long term disability of the employee, the Committee may extend the term of the repayment of the loan up to six months. Notwithstanding the above, the Committee may demand repayment of the notes at any time.

    Each individual borrowing arrangement is evidenced by a written demand promissory note executed by the employee at the time of borrowing. The note provides that thirty percent (30%) of the employee's bonus compensation received under the Bonus Plan (net of applicable estimated taxes and other withholdings) will be applied to repay the principal under the note. In addition, a portion of the proceeds from any sale of the Company's stock pledged under the BMC Loan Program must be applied to the repayment of amounts outstanding under the BMC Loan Program. All dividends received by an employee for BMC stock pledged for a loan, net of applicable estimated taxes and other withholdings on such dividends, are also applied to the loan.

    The amount outstanding under the BMC Loan Program for Messrs. Burke, Hawks, Gburek and Nygaard as of March 1, 1996 was $1,417,475, $222,875, $292,000 and
$116,172, respectively. The largest loan amount outstanding for Messrs. Burke, Kerr, Hawks, Gburek and Nygaard during 1995 was $1,453,460, $345,952, $152,759,
$103,991 and $76,248, respectively.

                             SECTION 16 COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company with respect to the period ended December 31, 1995, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were complied with, except that: Merle D. Kerr failed to timely file a Form 5, which was subsequently filed.

                              INDEPENDENT AUDITORS

    During 1995, in addition to auditing the Company's financial statements, Ernst & Young, LLP performed services in connection with preparation of the Company's tax returns and related tax planning, audits of employee benefit plans of the Company and its operating units and provision of general accounting advice.

    Ernst & Young, LLP, or its predecessor, has been the Company's independent auditors since 1980 and has been selected by the Board to continue as such for the current fiscal year. The Company has requested and expects a representative of Ernst & Young, LLP to be present at the Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

                           1997 STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented in the proxy materials relating to the 1997 Annual Meeting of Stockholders must be received by the Company on or before November 25, 1996.

                                 OTHER BUSINESS

    The Company knows of no business which will be presented for consideration at the Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

    THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 TO EACH PERSON WHO IS A STOCKHOLDER OF THE COMPANY AS OF MARCH 1, 1996, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUESTS SHOULD BE SENT TO: INVESTOR RELATIONS DEPARTMENT, BMC INDUSTRIES, INC., TWO APPLETREE SQUARE, MINNEAPOLIS, MN 55425.

Dated: March 22, 1996
BMC Industries, Inc.
Two Appletree Square
Minneapolis, Minnesota 55425

PROXY
                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                               DIRECTORS.
                               The  undersigned  hereby  appoint(s)  Michael  P.
                               Hawks, and Jeffrey L.  Wright, and each of  them,
                               as  Proxies, each  with the power  to appoint his
                               substitute, and hereby authorizes each of them to
                               represent and to vote,  as designated below,  all
                               the  shares  of common  stock of  BMC Industries,
     [LOGO]                    Inc. held of record  by the undersigned on  March
                               1, 1996, at the Annual Meeting of Stockholders to
Two Appletree Square           be  held on  April 25,  1996, or  any adjournment
Minneapolis, Minnesota 55425   thereof.
----------------------------

 1.  ELECTION OF DIRECTORS  FOR all nominees listed    AGAINST all nominees
                            below / /                  listed below / /
                            (except as marked to the
                            contrary below)

 (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH
                             HIS NAME ON THE LIST)

         Lyle D. Altman         Paul B. Burke         Harry A. Hammerly

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         The Board of Directors Recommends a Vote FOR Proposal 1 Above.

                         (PLEASE SIGN ON REVERSE SIDE.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                                                    Dated: ______________, 1996.
                                                    ____________________________
                                                    Print name(s) of
                                                    stockholder(s)
                                                    ____________________________
                                                    Signature
                                                    ____________________________
                                                    Signature if held jointly

                                                    PLEASE  MARK, SIGN, DATE AND
                                                    RETURN   THE   PROXY    CARD
                                                    PROMPTLY  USING THE ENCLOSED
                                                    ENVELOPE, WHICH REQUIRES  NO
                                                    POSTAGE  IF  MAILED  IN  THE
                                                    UNITED STATES.